SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2004

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21031	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

SIGNATURES

Item 8.01 Other Events.

As previously disclosed, the Company received a letter from MedCath Incorporated (“MedCath”) on November 15, 2004, that provided notice of MedCath’s decision to terminate the Master Software License and Services Agreement, dated November 20, 2002, by and between QuadraMed Affinity and MedCath, and all other incorporated agreements (collectively, the “Contract”). On November 18, 2004, the Company was served with a complaint filed by MedCath on or about November 15, 2004 in the North Carolina Superior Court, County of Mecklenburg. In its one-count complaint, MedCath alleges that the Company had committed a material breach of the Contract in respect of uncured deficiencies in the products and performance obligations under the Contract and seeks at least $5 million in damages, plus litigation costs. The Company believes that these allegations are without merit. The Company will vigorously defend itself against this claim and will seek redress through all applicable remedies for any injuries suffered by the Company in connection with this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 22, 2004

QuadraMed Corporation

/s/ Lawrence P. English
Lawrence P. English
Chairman and Chief Executive Officer